Exhibit 99.1

SAFEGUARD SCIENTIFICS ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

Conference call and webcast on May 4, 2023 at 5 p.m. ET

Radnor, PA, May 4, 2023 — Safeguard Scientifics, Inc. (NASDAQ:SFE) (“Safeguard” or the “Company”) today announced financial results for the three months ended March 31, 2023.

FIRST QUARTER 2023 HIGHLIGHTS

●	Financial Results
o	Cash, cash equivalents and restricted cash totaled $18.8 million at March 31, 2023.
o	The carrying value of the Company’s ownership interests totaled $12.0 million at March 31, 2023. The total cost of the Company’s ownership interests was $151.3 million.
o	Net loss for the three months ended March 31, 2023 was $3.5 million, or $0.22 per share, as compared with a net loss of $6.7 million, or $0.40 per share, for the same period in 2022.

●	Capital Return
o

During the first quarter, Safeguard completed the remaining purchases under its $3 million 2022 share repurchase plan by acquiring 25,096 shares on the open market at an average price of $3.01 per share, totaling less than $0.1 million.

●	Exits & Deployments
o	Safeguard sold the remainder of its Bright Health Group ownership interest during the first quarter for aggregate proceeds of $850,000.
o	As previously disclosed, Safeguard funded the remaining $0.25 million to Trice Medical pursuant to a previously established $0.38 million subordinated line of credit.
o	Subsequent to the quarter, Safeguard deployed $3.0 million to Prognos as part of a financing round consisting of existing and new investors.

●	Safeguard Company Performance
o

The aggregate trailing twelve-month revenues ending December 31, 2022 for eight of Safeguard’s companies, which excludes the Other Ownership Interests, was $145 million, an increase of 8.9% from the comparable prior period.

●	Operating Costs
o	Safeguard continued to reduce its operating costs. General and administrative expenses totaled $1.2 million for each of the quarters ended March 31, 2023 and 2022, respectively, a decrease of 4.0%.
o	Safeguard also continued to lower its corporate expenses, which totaled $0.8 million for each of the quarters ended March 31, 2023 and 2022, respectively, a decrease of 6.4%.

●	Outlook
o

Safeguard continues to seek a strategic option that maximizes shareholder value and is currently in advanced discussions with a single counterparty. No definitive agreements have been reached and the parties continue to work towards a transaction.

o

As a result of our deployment to Prognos and certain developments at other companies, we have reduced our full year 2023 expectation of total follow-on deployments for our remaining ownership interests from a range of $4.0 million to $6.0 million to a range of $3.0 million to $4.5 million, inclusive of the $3.0 million deployed to Prognos.

o	Safeguard will continue to closely manage corporate expenses in 2023 with a target of $3.0 million to $3.2 million for the year, excluding strategic transaction-related expenses.

1 Corporate expenses are general and administrative expenses excluding depreciation, severance, stock-based compensation and other non-recurring items.  See full reconciliation in the financial section of this statement.

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“The business, capital raising, and M&A environment that we highlighted last quarter continues to impact many of Safeguard’s companies, particularly those with high debt levels. We are acting prudently with our capital in situations where we can create high conviction opportunities to drive value for Safeguard and where the companies have the liquidity and flexibility to operate in a challenging environment. Prognos is an example of a situation where we used our capital to catalyze a transaction attractive to Safeguard. We continue to progress on a strategic alternative as part of the Houlihan Lokey process. We are in discussions on a transaction that could yield greater value to our shareholders than an orderly run-off of the portfolio. In all cases, we remain committed to seeking a path that maximizes shareholder value,” said Eric C. Salzman, Chief Executive Officer.

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OWNERSHIP INTERESTS AT MARCH 31, 2023

Companies	Category	Acquisition Year	Primary Ownership%	Fully Diluted Ownership% **	Carrying Value (in millions)	Cost (in millions)

Revenue of $5 million to $10 million
Moxe	Healthcare	2016	19.3%	18.1%	6.5	7.5
Revenue of $10 million to $20 million
Clutch Holdings, Inc.	Digital Media	2013	41.7%	33.3%	2.0	18.3
InfoBionic, Inc.	Healthcare	2014	25.2%	22.1%	-	22.0
meQuilibrium	Healthcare	2015	31.3%	21.0%	-	14.5
Syapse, Inc.	Healthcare	2014	11.0%	8.6%	0.6	26.6
Revenue of $20 million to $30 million
Aktana, Inc.	Healthcare	2016	13.6%	11.5%	-	15.9
Prognos Health, Inc. *	Healthcare	2011	28.4%	24.6%	1.5	14.6
Trice Medical, Inc.	Healthcare	2014	11.6%	8.7%	-	12.2
Other Ownership Interests
All others	Various				1.4	19.7
				TOTAL:	$12.0	$151.3

* Subsequent to the quarter, Prognos completed a financing transaction resulting in Safeguard’s primary and fully diluted ownership percentages being reduced to 19.0% and 17.2%, respectively.

** Based on information provided by each respective company. Assumes the conversion or exercise of all currently outstanding securities including the issuance of all shares available under authorized employee equity programs. Does not reflect liquidation preferences, priority payments, proceeds from option and/or warrant exercises or other company-specific transaction-related obligations in a liquidation or exit transaction.

CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: May 4, 2023

Time: 5:00 p.m. ET

Webcast: https://www.webcast-eqs.com/safeguardscientific050423

Live Number: 877-407-0989

Speakers: Chief Executive Officer, Eric C. Salzman; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of the first quarter’s financial results followed by Q&A

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The replay will be available at Safeguard.com’s investor relations site under “Past events”. For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns, Safeguard’s initiatives, including, without limitation, taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. Further information on the above risk factors and other potential factors that could affect our future business, operating results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2023	December 31, 2022
Assets
Cash, cash equivalents, restricted cash and marketable securities	$18,793	$19,312
Ownership interests	—	860
Other current assets	1,345	1,251
Total current assets	20,138	21,423
Ownership interests in and advances	11,991	14,545
Other assets	1,598	1,724
Total Assets	$33,727	$37,692

Liabilities and Equity
Other current liabilities	$1,152	$1,817
Total current liabilities	1,152	1,817
Lease liability - non-current	1,133	1,249
Other long-term liabilities	50	50
Total equity	31,392	34,576
Total Liabilities and Equity	$33,727	$37,692

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Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Operating expenses	$1,185	$1,234
Operating loss	(1,185)	(1,234)
Other income (loss), net	(9)	(1,997)
Interest, net	274	101
Equity income (loss), net	(2,564)	(3,579)
Net income (loss) before income taxes	(3,484)	(6,709)
Income tax benefit (expense)	—	—
Net income (loss)	$(3,484)	$(6,709)
Net income (loss) per share:
Basic	$(0.22)	$(0.40)
Diluted	$(0.22)	$(0.40)
Weighted average shares used in computing income (loss) per share:
Basic	16,072	16,587
Diluted	16,072	16,587

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Safeguard Scientifics, Inc.

Financial Data

(in thousands)

Additional Financial Information

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate expenses" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We have defined corporate expenses as general and administrative costs excluding stock based compensation, severance costs, and non-recurring items and other.  Non-recurring items and other includes accruals related to the Company's LTIP plan that will not be paid until reaching a specified threshold within that plan as well as costs incurred for exploring strategic alternatives. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

Corporate expenses reconciliation:

	Three Months Ended
	March 31,
	2023	2022
Corporate expenses	$791	$845
Stock based compensation	292	314
Non-recurring items and other	102	75
General and administrative expenses	$1,185	$1,234

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